SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials

[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                             Health-Chem Corporation
                (Name of Registrant as Specified in Its Charter)

                             Health-Chem Corporation
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)   Title of each class of securities to which transaction applies:
             ..................................................................

        2)   Aggregate number of securities to which transaction applies:
             ..................................................................

        3)   Per unit price or other underlying value of transaction
             computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
             ..................................................................

        4)   Proposed maximum aggregate value of transaction:
             ..................................................................

        5)   Total fee paid:
             ..................................................................

[ ]     Fee paid previously with preliminary material:

             ..................................................................
[ ]     Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)       Amount previously paid:
                 ..............................................................

        2)       Form, Schedule or Registration Statement No.:
                 ..............................................................

        3)       Filing Party:
                 ..............................................................

        4)       Date Filed:
                 ..............................................................

                             HEALTH-CHEM CORPORATION
                                 460 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                ----------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 1, 1999

To the Stockholders of Health-Chem Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of Health-Chem Corporation (the "Company") will be held at the Marriott Financial Center, 85 West Street, New York, New York, on December 1, 1999, at 10:00 A.M. (local time) for the following purposes:

     1. To elect six directors.

     2. To transact any such other business as may come before the meeting or any adjournment or adjournments thereof.

     MANAGEMENT'S SLATE FOR ELECTION AS DIRECTORS ARE DR. MARTIN BENIS, DR. MATTHEW GOLDSTEIN, MR. EUGENE ROSHWALB, MR. BRUCE M. SCHLOSS, MR. MARVIN M. SPEISER AND MR. ROBERT D. SPEISER.

     You may have received proxy materials from Andy E. Yurowitz ("Yurowitz") who is soliciting proxies for the election of six directors in opposition to those directors nominated by the Company (the "Yurowitz Nominees").

     THE BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY URGE YOU NOT TO VOTE FOR ANY OF THE YUROWITZ NOMINEES.

     The Board of Directors has fixed the close of business on October 29, 1999 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

     A proxy and return envelope are enclosed for your convenience.

     Whether or not you expect to attend the Meeting, please sign, date and return the enclosed proxy in the enclosed envelope at your earliest convenience. If you return your proxy, you may nevertheless attend the meeting, revoke your proxy, and vote your shares in person.

                                    IMPORTANT

     1. REGARDLESS OF HOW MANY SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD.

          PLEASE VOTE EACH PROXY CARD YOU RECEIVE FROM THE COMPANY SINCE EACH ACCOUNT MUST BE VOTED SEPARATELY. ONLY YOUR LATEST DATED PROXY COUNTS.

     2.   WE URGE YOU NOT TO SIGN ANY PROXY CARDS SENT TO YOU BY YUROWITZ.

     3. EVEN IF YOU HAVE SENT A PROXY CARD TO YUROWITZ, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. YOU MAY REVOKE THAT PROXY, AND VOTE FOR THE BOARD'S NOMINEES BY SIGNING, DATING AND MAILING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE.

     4. IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, PLEASE DIRECT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT TO VOTE THE PROXY CARD AS RECOMMENDED BY YOUR BOARD OF DIRECTORS.

     5. YOU MAY VOTE THE PROXY CARD, OR REVOKE A PREVIOUSLY VOTED YUROWITZ PROXY CARD, UNTIL THE MEETING ON DECEMBER 1, 1999.

     All stockholders are cordially invited to attend the Meeting.

                                            By Order of the Board of Directors

                                            Marvin M. Speiser,
                                            Chairman of the Board and President

November 11, 1999

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, A RETURN ENVELOPE REQUIRING NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE.

                             HEALTH-CHEM CORPORATION
                                 460 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                -----------------
                                 PROXY STATEMENT
                                -----------------

     This Proxy Statement is furnished to the stockholders of Health-Chem Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of stockholders of the Company (the "Meeting") to be held on December 1, 1999 and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the enclosed proxy will commence on November 12, 1999.

     Only stockholders of record at the close of business on October 29, 1999, the record date for the Meeting, will be entitled to notice of and to vote at the Meeting. On the record date, the Company had outstanding for purposes of voting at the Meeting 7,665,018 shares of common stock, par value $.01 per share (the "Common Stock").

     On March 10, 1999, the Company received notice of the nomination of certain individuals (the "Yurowitz Nominees") to stand for election as directors of the Company.

     The solicitation of proxies is made by the Company on behalf of the Board of Directors of the Company. The Company requests that you sign, date and return the enclosed proxy card voting for the election of the Company's nominees, Dr. Martin Benis, Dr. Matthew Goldstein, Mr. Eugene Roshwalb, Mr. Bruce M. Schloss, Mr. Marvin M. Speiser and Mr. Robert D. Speiser. Please do not sign and return any proxy card received from or on behalf of the Yurowitz Nominees.

     The presence, in person or by proxy, of shares of Company Common Stock representing a majority of shares of Common Stock outstanding and entitled to vote on the record date is necessary to constitute a quorum at the Meeting. Shares of Common Stock present in person at the Meeting but not voting will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Shares of Common Stock for which the Company has received proxies indicating that its holders have abstained, will be counted as present at the Meeting for purposes of determining the presence or absence of a quorum for the transaction of business.

     Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present and entitled to vote at the Meeting. Therefore, the six nominees with the highest number of votes shall be elected to serve as directors of the Company. Action on any other matter is approved by a majority vote of the outstanding shares of Common Stock present and entitled to vote at the Meeting.

     Stockholders who execute proxies may revoke them by giving written notice to the Secretary of the Company at any time before such proxies are voted or by submitting a duly executed proxy bearing a later date. Attendance at the Meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the Secretary of the Meeting at any time prior to the voting of the proxy.

     The Board of Directors does not know of any matter that is expected to be presented for consideration at the Meeting other than as is described in this Proxy Statement. However, if other matters properly come before the Meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

     All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the proxy will be voted for the nominees for election as directors of the Company listed below. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not be treated as votes cast for purposes of any of the matters to be voted on at the meeting.

     The address of the Company's principal executive office is 460 Park Avenue, New York, New York 10022.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW AS DIRECTORS.

The By-laws of the Company provide that the Board of Directors may, from time to time, fix the number of directors constituting the Board of Directors to be not less than three and not more than fifteen. The Board of Directors has fixed the number of directors at six. At the Meeting, six directors are to be elected to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. Set forth below are the names of the Company's nominees for director, their ages, principal occupations and professional experience for at least the previous five years. All of the nominees are currently directors of the Company. It is the intention of the persons named in the enclosed proxy to vote for the election as directors of the persons named in the table below unless a contrary direction is indicated on the enclosed proxy. If any such nominee should become unavailable for any reason, which the Board of Directors has no reason to anticipate, the persons named in the enclosed proxy reserve the right to substitute another person of their choice in his or her place. The holders of Common Stock are entitled to one vote per share. The election of each director will require the affirmative vote of a plurality of the votes cast at the Meeting.

Name                            Age(1)         Principal Occupation
----                            ------         --------------------

Martin Benis, Ph.D.               72           Professor of Accounting and
                                               Auditing at Baruch College of
                                               the City University of New
                                               York

Matthew Goldstein, Ph.D.          57           Chancellor of the City
                                               University of New York

Eugene Roshwalb                   60           Certified Public Accountant

Bruce M. Schloss                  43           Vice President, Secretary and
                                               General Counsel of the Company

Marvin M. Speiser(2)              74           Chairman of the Board and
                                               President of the Company

Robert D. Speiser(2)              46           Executive Vice President of
                                               the Company, President of
                                               Transderm Laboratories
                                               Corporation and Hercon
                                               Laboratories Corporation


(1)  Age as of September 1, 1999.

(2)  Marvin M. Speiser is the father of Robert D. Speiser.

     The following are summaries of the business experience during at least the last five years of each of the persons nominated for election as a director of the Company.

     Martin Benis, Ph.D. has been Professor of Accounting and Auditing at Baruch College of the City University of New York since 1972. Dr. Benis served as the Chairman of the Department of Accounting at Baruch from 1981 to 1987. He is a certified public accountant and the author of a book on auditing standards and procedures as well as numerous articles and chapters in books on accounting and auditing. He became a director of the Company in March 1996.

     Matthew Goldstein, Ph.D. has served as Chancellor of the City University of New York ("The City University") since September 1999. From June 1998 to August 1999, Dr. Goldstein was President of Adelphi University. From September 1991 to June 1998, Dr. Goldstein served as President of Baruch College of The City University of New York. He was previously the Acting Vice Chancellor for Academic Affairs for The City University and President of the Research Foundation of The City University. Dr. Goldstein is a member of the Board of Trustees of the Bronx-Lebanon Hospital Center and of the Board of Directors of the Jean Cocteau Repertory, ex-officio. He also serves on the Board of Directors of Audits and Surveys Worldwide, a market research company. Dr. Goldstein became a director of the Company in March 1994.

     Eugene Roshwalb is a certified public accountant. He has maintained a practice as a sole practitioner for more than five years. He became a director of the Company in March 1991.

     Bruce M. Schloss is an attorney. He has been General Counsel of the Company since September 1991, Secretary since October 1991 and Vice President since May 1992. Prior to joining the Company, Mr. Schloss was a member of the firm of McLaughlin & Stern, Ballen and Ballen. Mr. Schloss initially became a director of the Company in May 1994.

     Marvin M. Speiser has served as Chairman of the Board of Directors of the Company and President since January 1969.

     Robert D. Speiser has been Executive Vice President of the Company since April 1, 1994, President of the Company's 90% owned subsidiary Transderm Laboratories Corporation ("Transderm") since April, 1989 and President of Transderm's 98.5% owned subsidiary Hercon Laboratories Corporation ("Hercon Laboratories") since May 1990. From October 1986 to March 1994, he served as Senior Vice President of the Company. Mr. Speiser also served as President of Union Broach Corporation, a former wholly-owned subsidiary of the Company, from January 1983 through November 1993. Prior to 1986, he served as Vice President of the Company. Mr. Speiser became a director of the Company in February 1983. Mr. Speiser is an attorney.

Directors' Fees, Committees and Meetings

     The Company does not compensate its employee directors for services rendered as directors. During 1998, non-employee directors received $1,250 per month and an additional fee of $500 for each meeting of the Board of Directors attended and $500 for each committee meeting attended that was independently scheduled. Non-employee directors were also reimbursed for expenses incurred in attending such meetings. In April 1999, the Company suspended payment of all directors' fees until the Company's financial position improves enough to resume their payment.

     In 1998, Mr. Eugene Roshwalb, a non-employee director, was provided with the use of a leased automobile for consulting services rendered to the Company in connection with the resolution of certain workers' compensation rate disputes. The adjusted annual lease value of this automobile in 1998 was

$3,407. Mr. Roshwalb was also paid $5,500 for certain tax consulting services rendered on behalf of Mr. Marvin M. Speiser.

     During 1998, the Board of Directors held four meetings. During such period no director participated in fewer than 80% of the aggregate of the number of meetings of the Board of Directors and committees thereof of which such director was a member. The Board of Directors has, among others, an Audit Committee and a Compensation Committee. The Committees receive their authority and assignments from the Board of Directors and report to the Board. The Audit Committee and the Compensation Committee are both composed of Martin Benis and Eugene Roshwalb. All Committee members are non-employee directors.

     The Audit Committee, among other things, is empowered to recommend to the Board of Directors the engagement of the independent auditors and to review the scope and procedures of the activities of the independent auditors and their reports on their audits. The Audit Committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their responsibilities. The Audit Committee met twice during 1998.

     The Compensation Committee is empowered to make recommendations to the Board of Directors relating to the overall compensation arrangements for senior management of the Company and to make recommendations to the Board of Directors pertaining to any compensation plans in which officers and directors of the Company are eligible to participate. The Compensation Committee is also responsible for the administration of the Company's stock option and performance equity plans and is the approving authority for management's recommendations with respect to option grants. The Compensation Committee met twice during 1998.

     The Company does not have a standing nomination committee.

                               EXECUTIVE OFFICERS

The following are the executive officers of the Company:

Officers                       Position                            Age(1)
--------                       --------                            ------

Marvin M. Speiser(2)           Chairman of the Board                 74
                               and President

Robert D. Speiser(2)           Executive Vice President of           46
                               the Company and President
                               of Transderm and Hercon
                               Laboratories

Thomas J. Atkins, Ph.D.        Vice President of Transderm           52
                               and Vice President-Research
                               and Development of Hercon
                               Laboratories

David J. Heath, Jr.            Vice President-Finance                41

Donald E. Kauffman, Jr.        Vice President of                     45
                               Transderm and Vice
                               President-Manufacturing of
                               Hercon Laboratories

Murray Lieber                  Vice President of Transderm           61
                               and Vice President-Marketing
                               of Hercon Laboratories

Bruce M. Schloss               Vice President, Secretary             43
                               and General Counsel

(1)  As of September 1, 1999.

(2)  Marvin M. Speiser is the father of Robert D. Speiser.

     The following is a summary of the business experience during at least the last five years of all executive officers of the Company and its subsidiaries who are not directors or nominees for election as directors. Each of the officers serves at the discretion of the Board of Directors of the Company or its subsidiary, as the case may be, from the date of his election until the next annual meeting of the Board of Directors of the Company or its subsidiary or until his successor is elected and qualified, subject to earlier termination by removal or resignation.

     Thomas J. Atkins, Ph.D. has been Vice President of Transderm and Vice President-Research and Development of Hercon Laboratories since March 1996. Prior to joining Hercon Laboratories and since 1995, Dr. Atkins served as Vice President, Research and Development for Medisorb Technologies International, L.P. ("Medisorb"). From 1988 to 1994, he served as Director, Polymer Research and Drug Delivery Systems for Stolle Research & Development Corporation ("Stolle"). Both Medisorb and its parent Stolle are engaged in research and manufacturing of controlled release drug delivery systems. Dr. Atkins is the author of numerous publications and the named inventor on numerous United States and foreign patents.

     David J. Heath, Jr. has been Vice President-Finance of the Company and Transderm since August 1999. From January 1998 through August 1999, Mr. Heath served as Controller of the Company. Mr. Heath served as Assistant Controller of the Company from March 1989 through December 1997.

     Donald E. Kauffman, Jr. has been Vice President of Transderm since July 1995 and Vice President-Manufacturing of Hercon Laboratories since July 1987. Mr. Kauffman joined the Company in June 1976 and has served in various positions prior to becoming a Vice President of Hercon Laboratories in 1987.

     Murray Lieber has been Vice President of Transderm since July 1995 and Vice President-Marketing of Hercon Laboratories since June 1992. From September 1989 to June 1992, he was Vice President, Account Supervisor at Klemtner Advertising, a pharmaceutical advertising agency. Mr. Lieber was Vice President of Diversified Health Affiliates, Inc., a pharmaceutical and health care consulting firm, from January 1988 to September 1989. Prior thereto, Mr. Lieber held positions in marketing and business development at companies including Berlex Laboratories (a division of Schering AG), Roche Laboratories, and Warner-Chilcott Laboratories (a division of Warner Lambert Company).

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

(a) As of August 31, 1999 other than as set forth in the following table, the Company knows of no other person or "group" (as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who beneficially owns more than 5% of any class of the Company's voting securities. The following table contains, as to each class of the Company's voting securities, the name and address of each such 5% beneficial owner, the amount of securities of such class beneficially owned, and the percent of such class beneficially owned.

                                             NUMBER OF SHARES
                    NAME AND ADDRESS      BENEFICIALLY OWNED AS OF     PERCENT
TITLE OF CLASS    OF BENEFICIAL OWNER        AUGUST 31, 1999(1)       OF CLASS
--------------    -------------------        ------------------       --------
Common Stock      Marvin M. Speiser (2)        2,396,020 (3)           30.86%
Common Stock      Laura G. Speiser (2)         2,396,020 (3)           30.86%
Common Stock      Andy E. Yurowitz               551,200 (4)            7.19%
                  8 Kupperman Lane
                  Monsey, NY  10952

----------

(1) The information concerning security holders is based upon information furnished to the Company by such security holder. Except as otherwise indicated, all of the shares are owned of record and beneficially and the persons identified have sole voting and dispositive power with respect thereto.

(2) Address is c/o Health-Chem Corporation, 1212 Avenue of the Americas, New York, NY 10036.

(3) Includes the following shares of Common Stock: (i) 266,664 shares owned by Lauralei Investors, Inc. ("Lauralei"), of which Marvin M. Speiser and his wife, Laura G. Speiser, are the sole stockholders; (ii) 100,000 shares which Mr. Speiser would receive upon the exercise of all stock options which are currently exercisable or exercisable within 60 days; (iii) 512,763 shares owned by Marvin M. Speiser; and (iv) 1,516,593 shares owned by Laura G. Speiser. Marvin M. Speiser disclaims beneficial ownership of the shares of Common Stock referenced in (iv) above. Laura G. Speiser disclaims beneficial ownership of the shares of Common Stock referenced in
     (i), (ii) and (iii).

(4) Pursuant to Amendment No. 1 to Schedule 13D filed with the Company in March 1999. Includes shares where voting and/or dispositive power is shared with other family members. Does not include 116,100 shares of Common Stock owned beneficially by Mr. Yurowitz's son as to which Mr. Yurowitz disclaims beneficial ownership.

(b) As of August 31, 1999, each director of the Company, each of the Company's executive officers named in the Summary Compensation Table below and all directors and officers of the Company, as a group, beneficially owned the following amounts (and percentages) of each class of the voting securities of the Company.

                                               NUMBER OF SHARES
                        NAME OF            BENEFICIALLY OWNED AS OF    PERCENT
 TITLE OF CLASS     BENEFICIAL OWNER          AUGUST 31, 1999 (1)      OF CLASS
 --------------     ----------------          -------------------      --------
Common Stock     Martin Benis                     3,900                   *
Common Stock     Steven Bernstein                 5,000 (3)               *
Common Stock     Matthew Goldstein                3,000                   *
Common Stock     Peter F. McKernan                5,000 (3)               *
Common Stock     Eugene Roshwalb                  6,500                   *
Common Stock     Bruce M. Schloss                30,000 (2)               *
Common Stock     Marvin M. Speiser            2,396,020 (2)(4)           30.86%
Common Stock     Robert D. Speiser               85,897 (2)               1.11%
Common Stock     Milton Y. Zussman               29,380 (5)               *
Common Stock     All directors and officers
                 as a group (13 Persons)      2,602,197 (6)              33.00%

-------------

*    Indicates ownership of less than one percent (1%) of class.

     (1) The information concerning security holders is based upon information furnished to the Company by such security holder. Except as otherwise indicated, all of the shares are owned of record and beneficially and the persons identified have sole voting and dispositive power with respect thereto.

     (2) Includes the following shares of Common Stock subject to stock options which are currently exercisable or exercisable within 60 days: Mr. Schloss - 30,000; Mr. Marvin M. Speiser - 100,000; and Mr. Robert D. Speiser - 60,000.

     (3)  Former executive officer of the Company who resigned in August 1999.

     (4) See footnote (3) to the table under (a) above for the number of shares with respect to which Marvin M. Speiser has the right to acquire beneficial ownership.

     (5)  Resigned as a director as of September 30, 1999.

     (6) Includes the following shares of Common Stock: (i) 221,000 shares which six of such persons would receive upon the exercise of stock options which are either currently exercisable or exercisable within 60 days; and (ii) an aggregate of 266,664 shares owned by an entity controlled by or for the benefit of certain relatives of two of such persons, all of which shares are or may be deemed to be beneficially owned by such persons.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports filed by such persons.

     Based solely on the Company's review of such reports furnished to the Company, and written representations from certain reporting persons, the Company believes that all such filing requirements were complied with during or in respect of the year ended December 31, 1998.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation of each of the Chief Executive Officer and the four most highly-compensated executive officers of the Company whose annual salary and bonus, if any, exceeded $100,000 for services in all capacities to the Company during the last three fiscal years.

                                                  SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                             ANNUAL COMPENSATION                                  AWARDS
                                                                                             ---------------
                                                                                                SECURITIES        ALL OTHER
                                                                            OTHER ANNUAL        UNDERLYING      COMPEN-SATION
                                YEAR       SALARY          BONUS          COMPENSATION(1)        OPTIONS            (1)(2)
NAME AND PRINCIPAL POSITION                  ($)            ($)                ($)                 (#)                ($)
------------------------------------------------------------------------------------------------------------------------------
MARVIN M. SPEISER              1998          484,208           51,523         18,255                 0              49,325
Chairman and Chief             1997          458,147          121,178         12,772                 0              86,758
Executive Officer              1996          443,462           78,553         36,151                 0              99,785

ROBERT D. SPEISER              1998          260,622            4,541          4,306                 0                 870
Executive Vice President and   1997          246,594             --            3,686                 0                 510
President -Transderm           1996          238,691             --            3,876                 0                 510
Laboratories Corporation and
Hercon Laboratories
Corporation

PETER F. MCKERNAN(3)           1998          145,270           37,579         11,711                 0                 522
Former Executive Vice          1997          135,000           98,947          7,646                 0                 306
President-Herculite            1996          132,500           39,277          4,892                 0                 301
Products, Inc. and Pacific
Combining Corporation

STEVEN BERNSTEIN(3)            1998          155,462           22,985          7,997                 0                 306
Former Senior Vice President   1997          145,000           39,000          7,450                 0                 306
                               1996          140,000           10,000         12,687                 0                 198

BRUCE M. SCHLOSS               1998          161,310             --            9,021                 0                 306
Vice President and General     1997          154,000             --            9,302                 0                 306
Counsel                        1996          150,500             --           10,698                 0                 306

(1) Does not include information with respect to personal benefits, if any, provided to the named individuals which do not exceed disclosure thresholds established under Securities and Exchange Commission rules.

(2) Represents the term cost value of all excess group life insurance policies on behalf of the named individuals. For Marvin M. Speiser, also includes $38,045 which represents the term portion of the premium paid with respect to a split dollar life insurance arrangement between the Company and Mr. Speiser, and $51,046 which represents the present value to Mr. Speiser of the non-term portion of the premium paid by the Company with respect to this arrangement. The present value was calculated as an interest-free loan on the whole life portion of the premium over the maturation of the policy.

(3) Resigned as an officer of the Company and its subsidiaries effective August 19, 1999 upon the sale of assets of the Company's Herculite Products, Inc. and Hercon Environmental Corporation subsidiaries.


                        OPTION GRANTS IN LAST FISCAL YEAR

     During 1998, no options to purchase Common Stock of the Company were granted to any named executives.

                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

                                                                          NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED      IN--THE-MONEY OPTIONS
                          SHARES ACQUIRED         VALUE REALIZED          OPTIONS AT 12/31/98          AT 12/31/98 (2)
                          ON EXERCISES (1)             (1)              EXERCISABLE/UNEX-ERCISABLE   EXERCISABLE/UN-EXERCISABLE
        NAME                    (#)                    ($)                         (#)                        ($)
---------------------    -------------------     -------------------    -------------------------    ---------------------
Marvin M. Speiser                --                      --                    94,000/6,000                    0/0
Robert D. Speiser                --                      --                    56,000/4,000                    0/0
Peter F. McKernan(3)             --                      --                    4,000/1,000                     0/0
Steven Bernstein(3)              --                      --                    26,000/2,000                    0/0
Bruce M. Schloss                 --                      --                    28,000/2,000                    0/0

(1) None of the named executive officers exercised any stock options during the fiscal year ended December 31, 1998.

(2) Based upon the closing sale price per share of $.8125 of the Company's Common Stock on December 31, 1998 on the American Stock Exchange minus the respective option exercise price. In April 1999, the American Stock Exchange instituted a trading halt on the Company's securities and subsequently moved to delist the Company's securities for failure to meet the Exchange's continued listing eligibility based on the Exchange's guidelines. Since April 1999, the Company's Common Stock has traded in the over-the-counter market.

(3) Former officer of the Company whose options expired unexercised in August 1999.

                         EMPLOYMENT AND OTHER AGREEMENTS

     In April 1995, Health-Chem entered into a five-year Employment Agreement with Marvin M. Speiser which provided for an initial base annual salary of $415,552 ($120,000 in respect of services as an officer of the Company's Herculite subsidiary) plus an annual bonus determined by the Company's Board at least equal to ten percent of the amount by which pretax net income of each of the Company's Herculite, Hercon Laboratories and Hercon Environmental subsidiaries for a calendar year exceeds the average of such subsidiary's pretax net income, as defined, for the prior two calendar years, and for similar benefits, vacation and perquisites as that made available to comparable executives of the Company. The Employment Agreement also provides for minimum yearly salary increases of 4% on each September 1 during the employment period. Mr. Speiser received a 5% salary increase on September 1, 1996. Mr. Speiser and the Company agreed to defer consideration of the September 1, 1997 salary increase until consideration of the salary increase to which Mr. Speiser was entitled in 1998 pursuant to the Employment Agreement. Mr. Speiser received an 11% salary increase on September 1, 1998. The Employment Agreement further provides that upon retirement on or after January 1, 2000 (the "retirement date"), Marvin M. Speiser will be entitled to receive an annual supplemental pension benefit equal to 60% of his final base salary, which for this purpose will be the highest nominal annual salary paid to him during his employment. The supplemental pension will be payable for a period of ten (10) years beginning on the retirement date, or if later, the January 1 following termination of employment. In the event of termination of employment prior to the retirement date, the amount of the supplemental pension payable on that date will be prorated based on the period of employment from December 31, 1994 to the date of termination. No proration will be applied, however, if Mr. Speiser's employment is involuntarily terminated (as described below). An actuarially reduced supplemental pension benefit may be paid if the benefit is commenced upon termination of employment prior to the retirement date. In August 1999, Mr. Speiser agreed to waive his supplemental pension benefit for the year commencing January 1, 2000. See "Interest of Management in Certain Transactions."

     Pursuant to the Employment Agreement, the Company caused its Transderm subsidiary to grant to Marvin M. Speiser, in November 1995, an option to purchase 5,000,000 shares of common stock of Transderm. After amendment to the option in November 1998, the exercise price is $.15 per share, and the option is exercisable from April 4, 2000 through November 13, 2005, unless there is a transaction in which Transderm is acquired in which case the number of shares as to which the option is exercisable will be limited to twenty (20%) percent of the total number of shares underlying the option for each year that has passed since April 4, 1995 with part years to be pro-rated temporally.

     Marvin M. Speiser is entitled to continue to receive the salary, bonus and other compensation provided for under the Employment Agreement for a period of five (5) years following an involuntary termination of his employment during the term of the Employment Agreement. Marvin M. Speiser's employment will be deemed to have been involuntarily terminated if his employment is terminated by the Company for reasons other than cause, as defined in the Employment Agreement. Mr. Speiser's employment will be deemed to have been involuntarily terminated in certain events as listed in the Employment Agreement, including termination for any reason within one year following a Change in Control, as defined by the Employment Agreement. The Employment Agreement also provides that Mr. Speiser will be entitled to supplemental compensation to mitigate the effect of any excise taxes to which he may be subject as a result of a Change in Control.

     In April 1995, Health-Chem also entered into a similar Employment Agreement with Robert D. Speiser, with the following material differences: (i) his initial base annual salary was $223,668 ($104,000 in respect of his services as an officer of Hercon Laboratories) plus an annual bonus determined by the Company's Board at least equal to the increase in pretax net income, as defined, for Hercon Laboratories under the same terms as set forth above for Marvin M. Speiser; and (ii) his "retirement date," as defined in the Employment Agreement, is January 1, 2010. Mr. Speiser received a 5% salary increase on September 1, 1996. Mr. Speiser and the Company agreed to defer consideration of the September 1, 1997 salary increase until consideration of the salary increase to which Mr. Speiser was entitled in 1998 pursuant to the Employment Agreement. Mr. Speiser received an 11% salary increase on September 1, 1998. In 1995, the Company also caused Transderm to grant Robert D. Speiser, in accordance with his Employment Agreement, an option to purchase up to 5,000,000 shares of common stock of Transderm. Robert D. Speiser's option was amended in November 1998 on substantially the same terms and conditions as set forth above for Marvin M. Speiser.

     In March 1999, the Company entered into indemnification agreements with each of its executive officers and directors, in anticipation of a proxy contest to effect a change in control of the Company. The indemnification agreements indemnify those persons who were or are a party or are threatened to be made a party to any pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, to the full extent authorized and permitted by Delaware law.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the cumulative total stockholder return for the five years ended December 31, 1997 based upon the market price of the Company's Common Stock, with the cumulative total return on the AMEX Market Value Index and the Russell 2000 Index. The graph assumes a $100 investment on December 31, 1993 and the reinvestment of any and all dividends.

                             HEALTH-CHEM CORPORATION
                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

           Health-Chem Corporation, AMEX Market Value Index and Market
                            Capitalization Peer Group

                      [GRAPHICAL REPRESENTATION OF CHART]

================================================================================
   _____                                     _____
     v      Health-Chem Corporation            o     AMEX Market Value Index*
   _____
     h      Russell 2000 Index*

================================================================================

==============================================================================================================
                              12/31/93       12/31/94      12/31/95      12/31/96      12/31/97       12/31/98
--------------------------------------------------------------------------------------------------------------
Health-Chem Corporation       $100.00          83.00         48.00         38.00         19.00          31.00
--------------------------------------------------------------------------------------------------------------
AMEX Market Value Index*      $100.00          91.00        115.00        122.00        148.00         151.00
--------------------------------------------------------------------------------------------------------------
Russell 2000 Index            $100.00          98.00        126.00        147.00        180.00         179.00
==============================================================================================================

-----------

* In April 1999, the American Stock Exchange instituted a trading halt on the Company's securities which were subsequently delisted in May 1999 for failure to meet the Exchange's guidelines for continued listing. Since then, the Company's Common Stock has traded in the over-the-counter market.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of two independent outside directors of the Company. During 1998, the Committee met on one occasion to carry out its responsibilities including the development and administration of policies governing annual compensation for senior executives of the Company.

     In developing and administering the policies, the Committee has focused on compensating Company executives: on a competitive basis with other comparably sized (in terms of revenues and assets) and managed companies (which are not the same group of companies used for purposes of the five-year performance chart); in a manner consistent and supportive of overall Company objectives; and, through a compensation plan which is intended to balance the longer and shorter-term strategic initiatives of the Company. Consistent with compensation program objectives identified in last year's Compensation Committee Report, the Committee intends that the executive compensation program will:

     1. reward executives for strategic management and enhancement of stockholder value;

     2.   reflect each executive's success at resolving key operational issues;

     3.   facilitate both the short and long-term planning process; and

     4. attract and retain key executives believed to be critical to the long-term success of the Company.

     The Company's compensation program for executive officers generally consists of a fixed base salary, performance-related bonus awards and long-term incentive compensation in the form of stock options. In addition, Company executives are able to participate in various benefit plans generally available to other full-time employees of the Company.

     In reviewing the Company and executives' performance of the past fiscal year and making its compensation recommendations, the Committee took several issues into consideration, including performance factors such as the overall improved performance of certain of the Company's subsidiaries.

     Compensation of two senior executives, Marvin M. Speiser and Robert D. Speiser, is governed largely by the terms of employment agreements entered into between the Company and each of them in 1995. For a more complete description of these agreements see "Executive Compensation-Employment and Other Agreements" elsewhere in this Proxy Statement.

BASE SALARY

     An executive's base salary is intended to provide competitive remuneration for services provided to the Company over a one-year period or such longer period as may be covered under employment agreements. Base salaries are set at levels designed to attract and retain the most appropriately qualified individuals for each of the key management level positions within the Company. In determining these amounts, the Committee has taken into consideration regional and national compensation information for comparable companies, industry patterns, and levels of executive responsibility.

SHORT-TERM INCENTIVES

     Short-term incentives are paid primarily to recognize specific operating performance achieved within the last fiscal year. Since such incentive payments are related to a specific year's performance, the Committee understands and accepts that such payments may vary considerably from one year to the next. The Company's bonus program ties executive compensation directly back to operating profitability in each of the Company's subsidiaries. Depending on management level and seniority, certain executives within each entity are able to earn a percentage of the improvement in earnings over the average earnings for the preceding two calendar years within the entity. Based on this formula, certain of the named executives earned bonus payments aggregating $89,628 for the fiscal year 1998 based on the increase in average earnings of Herculite Products, Inc. ("Herculite"), Hercon Environmental Corporation ("Hercon Environmental") and Transderm Laboratories Corporation ("Transderm"). In addition, an aggregate of $27,000 in minimum bonus payments were paid to two named executives in respect of additional duties assumed by such executives in connection with the Company's Pacific Combining Corporation subsidiary.

LONG-TERM INCENTIVES

     Although the Committee recognizes the value of stock option grants in motivating long-term strategic decision making, in 1998 no options to acquire Common Stock of the Company were granted nor were any awards made under the Company's 1995 Performance Equity Plan to any executive officers, officers or any employees of the Company.

CHIEF EXECUTIVE OFFICER

     Under his employment agreement with the Company, Mr. Marvin M. Speiser, Chief Executive Officer, is entitled to an increase in his base salary of at least 4% over the prior year's level. Mr. Speiser and Health-Chem had agreed to defer consideration of the September 1, 1997 salary increase until consideration of the salary increase to which Mr. Speiser was entitled in 1998 pursuant to the employment agreement. Mr. Speiser received an 11% salary increase on September 1, 1998. In acting upon Mr. Speiser's base salary increase in 1998, the Committee took into consideration a number of managerial and leadership factors including Mr. Speiser's role in working out certain corporate problems as well as increases due pursuant to Mr. Speiser's employment agreement.

     Pursuant to his employment agreement, the amount of any bonus for Mr. Speiser is based on the improvement in earnings over the average earnings for the preceding two calendar years within certain of the Company's operating businesses. On this basis, Mr. Speiser earned a bonus for fiscal year 1998 in the amount of $51,523 due to the improvement in earnings of Herculite, Hercon Environmental and Transderm.

     The Committee believes that Mr. Speiser's compensation reflects his contribution to the Company and the achievement of specific long-term and short-term objectives of the Company and that the performance bonus arrangement under his employment agreement creates the appropriate incentives to improve Company performance.

                                         Compensation Committee,



                                         MARTIN BENIS
                                         EUGENE ROSHWALB

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

     In September 1996, the Company exercised its options pursuant to option agreements with Marvin M. Speiser entered into in 1991 and 1994, respectively (the "Option Agreements") and acquired 952,520 shares of Common Stock from Mr. Speiser for an aggregate of $1,030,246 (or $1.0816 per share). This amount represented a portion of the proceeds received by the Company from the sale of 952,520 shares of Common Stock (at $1.10 per share) pursuant to a subscription rights offering commenced in August 1996 to its stockholders of record. Of the total of 1,782,689 shares of Common Stock previously held by Mr. Speiser subject to the Company's repurchase rights under the Option Agreements, 952,520 shares were repurchased by the Company, 512,763 shares were retained by Mr. Speiser free of the Company's option (as the deemed exercise of his prorata subscription rights) and 317,406 shares remained subject to the Option Agreements though June 30, 1999. At December 31, 1998, the exercise prices of the 1991 and 1994 Option Agreements were $0.5305 per share and $2.7632 per share, respectively. The Option Agreements provided that Mr. Speiser vote all shares subject thereto on all matters in which stockholders are entitled to vote at any annual or special meeting substantially in the same proportion as all other shares of Common Stock are voted.

     In July 1994, Mr. Speiser purchased 575,000 shares of Common Stock from the Company which shares were the subject of the 1994 Option Agreement. For this purchase he borrowed $1,150,000 from The First National Bank of Maryland ("FNBM"). The FNBM loan bore interest at the prime rate and was secured by the stock, and other collateral, including the cash value of a life insurance policy on Mr. Speiser. In 1996, concurrently with the Company's purchase of the 952,520 shares of Common Stock from Mr. Speiser, the FNBM loan was repaid in full. In July 1995 and July 1996, the Company advanced Mr. Speiser $150,000 and $250,000, respectively, the amounts of the annual principal repayment under the FNBM loan. In addition, the Company advanced to Mr. Speiser amounts equal to the interest on the FNBM loan. During 1998, the highest amount owed by Mr. Speiser to the Company was $337,100, and the aggregate amount due from him at December 31, 1998 was $251,608. This amount, together with interest at the prime rate as published in the Wall Street Journal, was intended to be repaid by Mr. Speiser upon the earliest of (i) the sale of the shares which remain subject to the Option Agreements; (ii) the Company's exercise of its options under the Option Agreements; and (iii) the expiration of the Option Agreements on June 30, 1999. It was intended that Mr. Speiser would be fully reimbursed for all costs he incurred in connection with his purchase of the Option Shares which was effected as accommodation to the Company. As the exercise prices of the Option Agreements continued to increase and the market price for the Company's Common Stock continued to fall to a level significantly below these exercise prices, the Option Agreements were allowed to expire unexercised on June 30, 1999.

     By letter agreement dated August 25, 1999 between Mr. Speiser and the Company, the Company agreed to cancel Mr. Speiser's outstanding debt owed to the Company due to the advances paid in respect of the FNBM loan in the approximate amount of $249,000 and Mr. Speiser agreed to transfer the 317,046 shares of the Company's Common Stock previously subject to the Option Agreements to the Company. As further consideration, Mr. Speiser waived his first year's supplemental pension benefit, payable commencing January 1, 2000 in accordance with Mr. Speiser's Employment Agreement with the Company, in the amount of $300,000.

     In January 1999, the Company and its subsidiaries entered into a Waiver and Third Amendment to Revolving Credit, Term Loan and Security Agreement (the "Loan Agreement") with IBJ Whitehall Business Credit Corporation (f/k/a IBJ Schroder Business Credit Corporation) (as successor in interest to IBJ Schroder Bank & Trust Company) ("IBJ") pursuant to which IBJ agreed to waive certain events of default under the Loan Agreement and to provide the Company with an overadvance facility of approximated $1.2 million through March 31,

1999. In connection with the Loan Agreement, as amended, Marvin M. Speiser and his wife, Laura G. Speiser pledged certain investment property consisting of marketable securities valued in excess of $710,000 (the "Collateral") and entered into a limited guaranty of the Company's obligations under the Loan Agreement not to exceed the principal sum of $1,000,000 plus interest. Mr. and Mrs. Speiser received no compensation for these undertakings. IBJ released its security interest in all of the Collateral upon repayment of the Loan in August 1999.

THE YUROWITZ NOMINEES

     The Yurowitz Nominees for election as directors of the Company are set forth below, along with their ages, their ownership of Company Common Stock and their current business experience. All information set forth below regarding the Yurowitz Nominees is taken from a letter from Yurowitz to the Company dated March 10, 1999 (the "Yurowitz Letter") notifying the Company of such nominations and has not been independently verified or confirmed by the Company. The Company does not have, nor does it have access to, information regarding the Yurowitz Nominees' business experience during the last five years, except with respect to Dr. David. [Yurowitz has agreed to reduce the number of his nominees from nine to six before the end of October, 1999.]

Yurowitz Nominee Name, Age              Beneficial Ownership
and Business Address                         of Shares               President Occupation
--------------------------------             ---------               --------------------
Mordecai Cohen (33)                                0              Principal, Madison Avenue
172 Madison Avenue                                                Collections (retail merchandise
Suite 402                                                         liquidator)
New York, New York

Aaron David, M.D. (49)                         3,081              Obstetrician and gynecologist (since
980 Broadway                                                      1982)
Massapequa, New York  11758

Michael M. Goldberg, M.D. (40)                     0              Chairman of the Board and Chief
Emisphere Technologies, Inc.                                      Executive Officer of Emisphere
765 Old Saw Mill River Road                                       Technologies, Inc. (developer and
Tarrytown, NY 10591                                               producer of drug delivery systems)

Barry B. Kanarek, M.D., Ph.D. (54)                 0              Senior Vice President Clinical
Emisphere Technologies, Inc.                                      Affairs and Chief Medical Officer of
765 Old Saw Mill River Road                                       Emisphere Technologies, Inc.
Tarrytown, NY  10591

Jacob Kraitenberger (46)                           0              President of American Water
American Water Connection Corp.                                   Connection Corp.
5002 16th Avenue                                                  (producer of mineral water)
Brooklyn, NY  11204

Wolf Prensky, Ph.D. (68)                         500              Biologist (self-employed consultant)
28-10 High Street
Fair Lawn, NJ

Zachary Prensky (25)                             500              Principal of Zackfoot Investments
372 Central Park West                                             LLC (investment banking
Suite 9S                                                          and venture capital firm)
New York, NY  10025

Yurowitz Nominee Name, Age              Beneficial Ownership
and Business Address                         of Shares               President Occupation
--------------------------------             ---------               --------------------
Andy E. Yurowitz (63) (1)                     551,200             Vice President - Investments of
2125 Center Avenue                                                Gruntal & Co. LLC (investment
Fort Lee, NJ  07024                                               banking firm)

Jack I. Zwick (63)                                  0             Certified Public Accountant and
3000 Southfield Town Center                                       principal of Zwick & Solomon,
Suite 2300                                                        P.L.L.C. (public accounting firm)
Southfield, MI  48075

-----------

(1) According to Yurowitz's Amendment No. 1 to Schedule 13D dated March 10, 1999, 400,000 shares of such Common Stock are held in an Individual Retirement Account established for Yurowitz's benefit, and 151,200 shares of Common Stock are held in a brokerage account owned jointly by Yurowitz and his wife, Helen Yurowitz. Of the shares held in such brokerage account, 151,000 shares are held in street name and 100 shares are owned of record by Yurowitz and his wife as JTWROS. Such amount does not include 116,100 shares of Common Stock owned beneficially by Yurowitz's son, Alan J. Yurowitz, as to which Yurowitz disclaims beneficial ownership.

     According to the Yurowitz Letter, Manfred Mayerfeld, a retired school teacher, contributed $25,000 to Yurowitz to support his efforts to elect the Yurowitz Nominees. Mr. Mayerfeld is the beneficial owner of 391,789 shares of Common Stock. Mr. Mayerfeld is 67 years of age and lives at 116 College Road, Monsey, New York 10952.

BOARD OF DIRECTORS' RESPONSE TO YUROWITZ NOMINEES

     On March 10, 1999, the Company received the Yurowitz Letter which purported to nominate for election as directors of the Company the Yurowitz Nominees set forth above. On March 12, 1999, the Company received a demand from Yurowitz to inspect the Company's stock ledger and most recent stockholder list. As reasons therefore, Yurowitz stated that he wished to communicate with other holders of Common Stock regarding, among other things, the nomination of the Yurowitz Nominees as directors of the Company and the solicitation of proxies in connection therewith. By letter dated March 18, 1999, the Company through its counsel responded by advising Yurowitz that the Company had elected pursuant to Rule 14a-7 under the Securities Exchange Act of 1934 to mail any solicitation materials of Yurowitz to the Company's stockholders at the expense of Yurowitz.

     On August 9, 1999, Yurowitz initiated an action against the Company and its directors in the Court of Chancery of the State of Delaware in and for New Castle County, in which he sought to summarily direct the prompt holding of a meeting of the Company's stockholders pursuant to Court supervision. In connection with this action, Yurowitz also sought to enjoin the sale of assets by the Company's subsidiaries Herculite Products, Inc. and Hercon Environmental Corporation (the "Asset Sale"). On August 13, 1999, Yurowitz and the Company entered into a stipulation (the "August Stipulation") wherein, among other things: (i) Yurowitz agreed to withdraw his motion for injunctive relief and to take no steps to interfere with or impede the consummation of the Asset Sale; and (ii) the Company agreed to provide Yurowitz with prior notice before entering into and/or consummating any extraordinary corporate transaction requiring approval of the Company's Board of Directors in advance of the Meeting.

     On October 27, 1999, the Company and Yurowitz entered into a further stipulation amending the Stipulation with respect to such litigation (the "October Stipulation") which provides, among other things, that: (1) the Company will provide two business days' notice of any extraordinary corporate transaction requiring the approval of the Company's Board of Directors; (ii) the Company will mail on behalf of Yurowitz and at his expense any soliciting materials prepared by Yurowitz; (iii) Yurowitz shall reduce from nine to six the persons nominated by him for election as directors at the Meeting; and (iv) Yurowitz shall not solicit or encourage an involuntary bankruptcy petition naming the Company as debtor.

     The Company's nominees for directors (and in fact its current directors) have been and remain committed to enhancing stockholder value. Their contribution to the Company is expected to include a commitment to oversee and advise the Company's management with respect to actions that offer a chance to increase the Company's revenues and results of operations. Management and the Company's directors believe that the Company's nominees are the best-suited, based on their experience with and knowledge of the Company, particularly in light of the Company's current financial position, to continue to lead the Company while focusing on enhancement of value for the Company's stockholders.

     THE BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY DO NOT BELIEVE THAT THE BEST INTERESTS OF YOUR COMPANY OR ITS STOCKHOLDERS WOULD BE SERVED BY ELECTING ANY OF THE YUROWITZ NOMINEES.

     In the past, Yurowitz has been indicted for crimes and charged by the New York Stock Exchange for facilitating the provision of brokerage services by his son without a license. Additionally, two of the Yurowitz Nominees, Michael Goldberg and Barry Kanarek, are officers and/or directors of Emisphere Technologies, Inc. ("Emisphere"), a company that develops and produces drug delivery systems and a potential competitor of the Company. As such, there exist inherent conflicts of interest should these two nominees serve as officers and/or directors of the Company and Emisphere at the same time.

     The Company believes that Yurowitz and the Yurowitz Nominees and their course of action may be motivated by a personal agenda that is not in the best interests of the Company's stockholders. As reasons therefore, the Company believes that Yurowitz is using the mechanism of a proxy contest for personal gain and as a means of redressing a previous lawsuit brought by the Company against Yurowitz and others in 1996 in partial response to a derivative and class action initially brought by two stockholders of the Company seeking to enjoin the consummation of the transactions contemplated by a certain Stock Purchase Agreement. This action was ultimately dismissed in July 1997.

     In 1987, Yurowitz was indicted, according to the New York Times, on charges of laundering money for organized crime in connection with illicit drug sales. At the time of his arrest and indictment, he was a broker with E.F. Hutton. The federal grand jury indictment alleged that Yurowitz concealed the origin of illegally obtained funds by filtering such funds through various banks on behalf of alleged operators of a drug ring that smuggled marijuana and cocaine. After a trial in the Federal District Court for the Middle District of Florida, Yurowitz was found not guilty of the charges alleged in the indictment.

     According to disclosure contained in Yurowitz's Schedule 13D filed on September 19, 1996, the New York Stock Exchange filed charges against him alleging that he facilitated his son's acting as a securities broker without being registered as such, as required by the New York Stock Exchange as well as the Securities and Exchange Commission. The New York Stock Exchange ultimately dismissed the charges.

     For the reasons stated above, the Board of Directors and management of the Company believe that the election of the Yurowitz Nominees is not in the best interests of the Company and its stockholders. Accordingly, the Board recommends a vote AGAINST the Yurowitz Nominees and FOR Messrs. Benis, Goldstein, Roshwalb, Schloss, Marvin and Robert Speiser. We urge you not to sign any proxy card from or on behalf of the Yurowitz Nominees. If you have mistakenly executed and delivered a proxy card from or on behalf of the Yurowitz Nominees, you may revoke such proxy at any time prior to its exercise by executing a later-dated Company proxy card. You may also revoke a prior proxy by attending the Meeting in person and voting your shares for the Company's nominees.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Richard A. Eisner & Company, LLP, independent public accountants, currently audits the Company's books and records.

     Representatives of Richard A. Eisner & Company, LLP are expected to be present at the Meeting, will be given the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

                          ANNUAL REPORT TO STOCKHOLDERS

     A copy of the Company's 1998 Annual Report has been mailed to stockholders of record at the close of business on October 29, 1999 together with this Notice of Meeting and Proxy Statement. The Company files an annual report on Form 10-K with the Securities and Exchange Commission which includes additional information concerning the Company and its operations. This report, except for exhibits, will be furnished to stockholders, without charge, upon written request to the Secretary of the Company.

                              COST OF SOLICITATION

     The Company will bear the cost of the Meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers, and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their reasonable expenses incurred in connection therewith. The Company has also made arrangements with MacKenzie Partners, Inc. to assist it in soliciting proxies from banks, brokers and nominees, and has agreed to pay up to [$25,000 plus expenses] for such services.

                              STOCKHOLDER PROPOSALS

     Stockholders of the Company wishing to include proposals in the proxy material in relation to the annual meeting of the Company to be held in 2000 must submit the same in writing so as to be received at the principal executive office of the Company on or before December 31, 1999. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

                                           By Order of the Board of Directors,


                                           Marvin M. Speiser
                                           Chairman of the Board and President

New York, New York

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

     IF YOU HAVE ANY QUESTIONS OR REQUIRE ADDITIONAL INFORMATION CONCERNING THIS PROXY STATEMENT, PLEASE CONTACT MACKENZIE PARTNERS, INC. AT THE ADDRESS OR TELEPHONE NUMBER SET FORTH BELOW. IF YOUR SHARES ARE HELD BY A BANK, BROKER OR OTHER NOMINEE, ONLY IT CAN VOTE YOUR SHARES. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE THE COMPANY'S PROXY CARD.

                                    Mackenzie Partners, Inc.
                                    156 Fifth Avenue, 9th Floor
                                    New York, NY  10010
         `                          (212) 929-5500 (collect)
                                            or
                  Call Toll-Free    (800) 322-2885

                             HEALTH-CHEM CORPORATION

          Proxy Solicited by Board of Directors for the Annual Meeting
                      of Stockholders on December 1, 1999

     The undersigned stockholder of HEALTH-CHEM CORPORATION hereby appoints Marvin M. Speiser, Robert D. Speiser, and Bruce M. Schloss and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of common stock of HEALTH-CHEM CORPORATION which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Marriott Financial Center, 85 West Street, New York, New York, on December 1, 1999 at 10:00 A.M. (local time) and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such stock.

1.   Election of Directors.

Nominees: Dr. Martin Benis, Dr. Matthew Goldstein, Eugene Roshwalb, Bruce M. Schloss, Marvin M. Speiser, Robert D. Speiser

   [_] FOR         [_] WITHHELD    [_] FOR ALL EXCEPT NOMINEE(S), WRITTEN BELOW.

   ___________________________________________________________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

       IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTION TO THE CONTRARY
 IS INDICATED, THIS PROXY WILL BE VOTED FOR THE DIRECTORS NAMED IN PROPOSAL 1.

                    IMPORTANT: Please sign your name or names exactly as shown hereon and date your proxy in the blank space provided below. For joint accounts, each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

                    PLEASE SIGN HERE AND RETURN PROMPTLY


                    _____________________________________
                                (Signature)


                    _____________________________________
                               (Signature)

                    DATED: _______________________ , 1999